EXHIBIT 4.2

                               GILMAN CIOCIA, INC.

           SUBSCRIPTION AGREEMENT FOR SHARES OFFERED TO 2007 INVESTORS

                       EXPIRATION DATE: ___________, 2008
         (unless otherwise extended by the Company's Board of Directors)

      You may subscribe for shares of Gilman Ciocia, Inc. (the "Company") common stock through the offering that begins ________, 2008 and ends on ___________, 2008, unless otherwise extended by the Board of Directors (the "Board"). This offering will only be available if any shares remain unsold after our rights offering that we commenced on ________, 2008 and ends on _____________, 2008. To participate in the offering, you must complete this subscription agreement and include full payment for the shares you want to purchase. Orders received in the offering are subject to our acceptance and are also subject to the number of shares remaining after the rights offering. Moreover, to the extent you and other 2007 Investors (as such term is defined in the prospectus referred to below) submit subscriptions to purchase more shares then are available to purchase, we will reduce your purchase on a "first come, first served" basis based upon the number of shares of the Company's common stock that you and any other 2007 Investors who subscribe for shares in this offering own as of April 14, 2008 (the "Record Date"). In addition, orders in the offering are subject to rejection in whole or in part solely at the Company's discretion.

      To order shares in the offering, we must receive a properly completed and executed copy of this subscription agreement by ___________, 2008, or such later date determined by the Board, together with a personal check, cashier's check or money order payable to "Corporate Stock Transfer, Inc., as agent for Gilman Ciocia, Inc.", or by wire transfer to Corporate Stock Transfer, Inc., for an amount equal to the number of shares subscribed for multiplied by the $.10 per share subscription price, which was the subscription price for shares in the rights offering.

      FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THIS OFFERING, PLEASE REFER TO THE COMPANY'S PROSPECTUS DATED ___________, 2008, WHICH IS ENCLOSED.

      EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably subscribes for the number of shares of common stock indicated below, on the terms and subject to the conditions specified in the prospectus, receipt of which is hereby acknowledged.

            1. Number of shares you are subscribing for: __________________

            2. Total subscription price: (Number of shares in line 1 times $0.10) ______________________


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      METHOD OF PAYMENT: Payment for the shares subscribed for above must be in the form of cashier's check, certified check, money order, or personal check payable to "Corporate Stock Transfer, Inc., as agent for Gilman Ciocia, Inc.", or by wire transfer to Corporate Stock Transfer, Inc.

      If the aggregate payment amount enclosed is insufficient to purchase the total number of shares listed in line 1, or if payment in enclosed but the number of shares being subscribed for is not specified, the holder of this subscription agreement shall be deemed to have subscribed for the maximum amount of shares that could be subscribed for upon payment of such amount. Any remaining funds shall be mailed to the subscriber without interest as soon as practicable.

          Please indicate the form of ownership desired for the Shares:

_______    Individual                                 _______  Corporation
_______    Joint Tenants with Right of Survivorship   _______  Partnership
_______    Tenants in Common                          _______  Custodian
_______    Trust                                      _______  Other (please
                                                               describe below)

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PLEASE PRINT OR TYPE BELOW THE EXACT TITLING IN WHICH UNDERSIGNED DESIRES THE
COMMON SHARES TO BE REGISTERED:

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Signature                                       Date

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Signature of Joint Owner, if applicable         Area Code and Telephone Number

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Street Address                                  Social Security or Federal
                                                Taxpayer Identification No.

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City           State                Zip

                     TO BE COMPLETED BY GILMAN CIOCIA, INC.

     Accepted as of _______________, 20_____, as to _______________ Shares.

                                                _______________________________
                                                Michael Ryan
                                                Chief Executive Officer

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                   [SEE REVERSE SIDE FOR SUBSTITUTE FORM W-9]

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                               SUBSTITUTE FORM W-9

             Department of the Treasury the Internal Revenue Service

           Payer's Request for Taxpayer Identification Number ("TIN")

PART I - Taxpayer Identification Number. For all accounts, enter taxpayer number in the appropriate box. For most individuals, this is your Social Security number. If you do not have a number or if the account is in more than one name, contact the person identified below in the last paragraph.

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PART II - For Payees Exempt from backup Withholding Certification - Under penalties of perjury, I certify that:

      (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

      (2) I am not subject to backup withholding either because (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

CERTIFICATION GUIDELINES - You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).


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Signature                                       Date

      SUBSTITUTE FORM W-9. Each subscriber must provide a correct taxpayer identification number ("TIN") and sign and date the Substitute W-9 . In general, if a subscriber is an individual, the TIN is the social security number of such individual. See the enclosed guidelines. If the correct TIN is not provided, the subscriber may be subject to a penalty imposed by the Internal Revenue Code. For further information regarding instructions for completing the Substitute Form W-9 (including how to obtain a TIN if you do not have one and how to complete the Substitute Form W-9 if shares are held in more than one name), contact___________, Gilman Ciocia, Inc., 11 Raymond Avenue, Poughkeepsie, New York 12603, (845) 486-0900.